Exhibit 5.1

B&G Foods, Inc.
Four Gatehall Drive
Parsippany, NJ 07054
Tel: (973) 401-6500
Fax: (973) 630-6550

June 16, 2023

B&G Foods, Inc.

Four Gatehall Drive

Parsippany, New Jersey 07054

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

I am Executive Vice President, General Counsel, Secretary and Chief Compliance Officer of B&G Foods, Inc., a Delaware corporation (the “Company”), and have acted in my capacity as General Counsel in connection with the preparation and filing of a registration statement on Form S-8 (the “Registration Statement”) to be filed today by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance by the Company of an aggregate of up to 5,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”) pursuant to the B&G Foods, Inc. Omnibus Incentive Compensation Plan, as amended and restated through May 17, 2023 (the “Plan”).

In rendering the opinion expressed below, I have examined and relied upon originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, agreements, certificates, corporate records and other instruments, and examined such questions of law as I have deemed necessary or appropriate for the purposes of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents, the conformity to original documents of all documents submitted to me as copies and the legal capacity of natural persons. As to any facts material to this opinion that I have not independently verified, I have relied upon statements and representations of officers and representatives of the Company, public officials and others.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth in this letter, I am of the opinion that when the Shares are issued and delivered in accordance with the terms and conditions of the Plan and any relevant agreements thereunder, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

I am a member of the Bar of the State of New York, and I am licensed in New Jersey to provide legal advice to the Company pursuant to a limited license granted in accordance with Rule 1:27-2 of the Supreme Court of the State of New Jersey. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and I express no opinion concerning any other laws.

Quality Foods Since 1889

B&G Foods, Inc.

June 16, 2023

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the use of my name wherever appearing in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act and is solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. No opinion is expressed herein as to any matter, other than as to the legality of the Shares as set forth above. This opinion may not be used, quoted, relied upon or referred to for any purpose other than the foregoing purpose. In particular, but without limitation, this opinion may not be used, quoted, relied upon or referred to by any lawyer or law firms providing one or more subsequent legal opinions, without my prior written consent.

Very truly yours,

/s/ Scott E. Lerner

Scott E. Lerner

General Counsel